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                                                                   Exhibit 10.30


February 5, 1999

via facsimile: (650) 354-4751

Charlene A. Friedman, Esq.
COLLAGEN AESTHETICS, INC.
1850 Embarcadero Road
Palo Alto, CA  94303

Re: License Agreement between ArthroCare and Collagen

Dear Charlene:

As you know, ArthroCare is now able to offer the Exclusive ENT License Rights, as defined in our existing License and Distribution Agreement, to Collagen. Accordingly, pursuant to Article 4.1 of this Agreement, ArthroCare is offering these rights to Collagen. Please indicate your acceptance of these rights by countersigning this letter below.

If you have any questions regarding this matter, please give me a call. Thank you.

Very truly yours,


John T. Raffle

JTR:kz

cc:   Michael A. Baker
      Christine Hanni


ACCEPTED AND AGREED:


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Charlene A. Friedman                    Date